EXHIBIT 23

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38412, 333-47659, and 333-476661 of Worldwide Restaurant Concepts, Inc. and subsidiaries on Form S-8 of our report dated June 26, 2002, appearing in this Annual Report on Form 10-K of Worldwide Restaurant Concepts, Inc. and subsidiaries for the year ended April 30, 2002.

DELOITTE & TOUCHE LLP

Los Angeles, CA
July 19, 2002